UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549

                           ---------------------

                                 FORM 8-K


                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  April 25, 2006
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                        CAPITAL CITY BANK GROUP, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


        Florida                     0-13358                 59-2273542
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(State of Incorporation)    (Commission File Number)      (IRS Employer
                                                        Identification No.)


   217 North Monroe Street, Tallahassee, Florida              32301
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      (Address of principal executive office)               (Zip Code)


   Registrant's telephone number, including area code: (850) 671-0300
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        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     The Compensation Committee of the Board of Directors of Capital City Bank Group, Inc. (the "Registrant") recommended, and on April 25, 2006, the Board approved, the goals and award amounts of the Registrant's Stock-Based Incentive Plan (the "Incentive Plan"), effective January 1, 2006. The Incentive Plan is a performance-based equity bonus plan in which selected members of management, including all executive officers, are eligible to participate. The Incentive Plan is administered under the Registrant's 2005 Associate Incentive Plan, which was approved by the Registrant's shareowners in 2004. The Incentive Plan replaces all previous stock-based compensation plans of the Registrant except for periodic awards of stock options. Currently, only the Registrant's Chairman, President, and Chief Executive Officer is eligible to receive grants of stock options.

     The Incentive Plan consists of performance shares, as well as a tax supplement bonus paid in cash, and is designed to align the economic interests of management with the Registrant's previously announced Project 2010. The Registrant's Project 2010 goal is to achieve $50 Million in annual earnings by December 31, 2010.

     Under the Incentive Plan, all participants are eligible to earn an equity award in each year of the five-year period ending December 31, 2010. Annual awards are tied to the earnings progression necessary to achieve the Project 2010 goal. The Compensation Committee has predetermined the earnings goals for each of the five years covered by the Incentive Plan. If the Registrant achieves 100% of the predetermined earnings goal in any year, the Incentive Plan participants will receive 100% of the performance share award for that particular year. For each year from 2006 through 2009, if the Registrant achieves at least 75% of the predetermined year over year growth in earnings required to meet the Project 2010 goal, but less than the predetermined earnings goal, then the Incentive Plan participants will receive 75% of the performance share award for that particular year. No award will be granted for a year when less than 75% of the predetermined year over year growth in earnings required to meet the Project 2010 goal is achieved for that year. For the year 2010, no award may be earned unless the Registrant meets its Project 2010 goal.

     For each of the five years covered by the Incentive Plan, each of the named executive officers is eligible to receive the following shares:



Name                  Annual 75% Payout     Annual 100% Payout     Maximum Payout(1)
------------------------------------------------------------------------------------
William G. Smith, Jr.       2,657                 3,543                 17,715
Thomas A. Barron            2,254                 3,005                 15,025
J. Kimbrough Davis          1,757                 2,316                 11,580


(1) Maximum payout assumes a 100% payout for each of the five years covered by the Incentive Plan.


At the end of each calendar year, the Compensation Committee will confirm that the performance goals have been met prior to the payout of any awards. Any performance shares earned under the Incentive Plan will be issued in the calendar quarter following the calendar year in which the shares were earned. Participants will also receive a cash payment equal to 31% of the market value of the performance shares at the time of issue as a tax supplement bonus.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CAPITAL CITY BANK GROUP, INC.


Date:  May 1, 2006                         By: /s/ J. Kimbrough Davis
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                                               J. Kimbrough Davis,
                                               Executive Vice President
                                               and Chief Financial Officer